Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER 2016 RESULTS

Houston, TX — April 27, 2016 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of mechanical services including heating, ventilation, air conditioning, plumbing, piping and controls, today announced net income attributable to Comfort Systems USA of $9,755,000 or $0.26 per diluted share, for the quarter ended March 31, 2016, as compared to $5,066,000 or $0.13 per diluted share, for the quarter ended March 31, 2015.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “We are pleased to report significant earnings improvement compared to last year, reflecting great execution by our workforce during our traditionally weakest quarter of the year.”

The Company reported revenue of $385,942,000 in the current quarter.  On a same-store basis, the Company reported revenue of $371,437,000 as compared to $369,547,000 in 2015.  The Company reported free cash flow of $9,477,000 in the current quarter, as compared to $16,998,000 in 2015.  Backlog as of March 31, 2016 was $776,919,000. On a same-store basis, backlog was $720,563,000 as of March 31, 2016 as compared to $711,634,000 as of December 31, 2015 and $718,031,000 as of March 31, 2015.

Mr. Lane concluded, “We had solid first quarter bookings and an encouraging start to 2016 with significant positive cash flow.  Our new partnership with ShoffnerKalthoff in Knoxville, Tennessee is off to a great start, and the deepening of our connection with Environmental Air Systems in Greensboro, North Carolina provided a lift in the first quarter.  We are experiencing overall good bidding activity, and we remain optimistic about our prospects for 2016 and beyond.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Thursday, April 28, 2016 at 10:30 a.m. Central Time.  The call-in number for this conference call is 1-888-679-8018 and enter 41259955 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PNDRXQUUH.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 3:30 p.m. Central Time, Thursday, May 5, 2016 by calling 1-888-286-8010 with the conference passcode of 56217984, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 98 locations in 85 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for mechanical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2016 and 2015

(In Thousands, Except per Share Amounts)

	Three Months Ended
	March 31,
	(Unaudited)
	2016	%	2015	%
Revenue	$385,942	100.0%	$369,547	100.0%
Cost of services	312,440	81.0%	304,859	82.5%
Gross profit	73,502	19.0%	64,688	17.5%

SG&A	58,181	15.1%	53,696	14.5%
Gain on sale of assets	(145)	—	(176)	—
Operating income	15,466	4.0%	11,168	3.0%

Interest expense, net	(700)	(0.2)%	(504)	(0.1)%
Other income (expense)	486	0.1%	18	—
Income before income taxes	15,252	4.0%	10,682	2.9%

Income tax expense	5,497		3,793
Net income including noncontrolling interests	9,755	2.5%	6,889	1.9%

Less: Net income attributable to noncontrolling interests	—		1,823
Net income attributable to Comfort Systems USA, Inc.	$9,755	2.5%	$5,066	1.4%

Income per share attributable to Comfort Systems USA, Inc.:
Basic—
Net income	$0.26		$0.14

Diluted—
Net income	$0.26		$0.13

Shares used in computing income per share:
Basic	37,344		37,281
Diluted	37,730		37,605

Note:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended
	March 31,
	2016	%	2015	%

Net income including noncontrolling interests	$9,755		$6,889
Income taxes	5,497		3,793
Other expense (income), net	(486)		(18)
Interest expense, net	700		504
Gain on sale of assets	(145)		(176)
Depreciation and amortization	6,258		5,623
Adjusted EBITDA	$21,579	5.6%	$16,615	4.5%

Note:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, excluding discontinued operations, income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently.  Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	March 31,	December 31,
	2016	2015
	(Unaudited)

Cash and cash equivalents	$43,540	$56,464
Accounts receivable, net	306,111	302,052
Costs and estimated earnings in excess of billings	34,350	31,338
Other current assets	30,683	34,419
Total current assets	414,684	424,273
Property and equipment, net	62,557	60,813
Goodwill	147,297	143,874
Identifiable intangible assets, net	49,140	41,079
Other noncurrent assets	35,291	21,555
Total assets	$708,969	$691,594

Current maturities of long-term debt	$600	$500
Current maturities of long-term capital lease obligations	241	251
Accounts payable	106,536	106,684
Billings in excess of costs and estimated earnings	83,810	85,397
Other current liabilities	115,689	112,559
Total current liabilities	306,876	305,391
Long-term debt	53,530	10,500
Long-term capital lease obligations	200	256
Other long-term liabilities	10,289	10,442
Total liabilities	370,895	326,589
Comfort Systems USA, Inc. stockholders’ equity	338,074	346,721
Noncontrolling interests	—	18,284
Total stockholders’ equity	338,074	365,005
Total liabilities and stockholders’ equity	$708,969	$691,594

Selected Cash Flow Data (Unaudited) (In Thousands):

	Three Months Ended
	March 31,
	2016	2015
Cash provided by (used in):
Operating activities	$13,022	$20,415
Investing activities	$(60,616)	$(8,767)
Financing activities	$34,670	$(4,820)

Free cash flow:
Cash from operating activities	$13,022	$20,415
Purchases of property and equipment	(3,765)	(3,623)
Proceeds from sales of property and equipment	220	206

Free cash flow	$9,477	$16,998

Note:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.